UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

RICEBRAN TECHNOLOGIES

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

Important Notice of Availability of Proxy Materials for the Annual Meeting of Shareholders of

RICEBRAN TECHNOLOGIES

To Be Held On:

July 14, 2022 9:00 A.M. (eastern daylight time),
Vinson & Elkins, W. R. Grace Building
1114 Avenue of the Americas, 32nd Floor, New York, NY 10036

COMPANY NUMBER	
ACCOUNT NUMBER	
CONTROL NUMBER	

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before July 1, 2022.

Please visit http://www.ricebrantech.com/investors/annual-meeting, where the following materials are available for view:

- Notice of Annual Meeting of Shareholders
- Proxy Statement
- Form of Electronic Proxy Card
- Annual Report to Shareholders

TO REQUEST MATERIAL: **TELEPHONE: 888-757-7731**
E-MAIL: proxy@ricebrantech.com
WEBSITE: http://www.ricebrantech.com/investors/annual-meeting

TO VOTE:

ONLINE: To access your online proxy card, please visit **www.voteproxy.com** and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.

IN PERSON: You may vote your shares in person by attending the Annual Meeting of Shareholders.

TELEPHONE: To vote by telephone, please visit **www.voteproxy.com** to view the materials and to obtain the toll free number to call.

MAIL: You may request a card by following the instructions above.

The Board of Directors recommends that you vote "FOR" the following:

1. Election of Directors:

NOMINEES:

Peter G. Bradley
Brent D. Rosenthal
Will T. Black
David Chemerow
Jean M. Heggie

Please note that you cannot use this notice to vote by mail.

2. To approve amendments to our articles of incorporation that would effect a reverse stock split, pursuant to which either five, ten, fifteen, twenty, or twenty-five outstanding shares of our common stock would be combined into one share of such stock, and to authorize our board of directors, at its discretion, to select and file one such amendment which would effect the reverse stock split at one of these five reverse split ratios on or before July 14, 2023, if deemed appropriate.
3. To approve an amendment to our Amended and Restated 2014 Equity Incentive Plan to increase by 6,000,000 shares the number of shares of our common stock authorized for issuance thereunder.
4. To approve, on a nonbinding advisory basis, the compensation of our named executive officers.
5. To ratify our appointment of RSM US LLP as our independent registered public accounting firm for fiscal year 2022.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES AND "FOR" EACH OF THE OTHER PROPOSALS LISTED.